Exhibit 10.5
AIG COMMERCIAL EQUIPMENT FINANCE, INC.
MASTER OPERATING LEASE AGREEMENT
     THIS MASTER OPERATING LEASE AGREEMENT (this “Lease”) is made as of July 21, 2010, between AIG COMMERCIAL EQUIPMENT FINANCE, INC its successors and assigns (“Lessor”), and C&J SPEC-RENT SERVICES, INC and C&J ENERGY SERVICES, INC, their successors and permitted assigns, jointly and severally (collectively “Lessee”)
     Lessee desires to lease from Lessor the equipment and other property (the “Equipment”) described in each Equipment Schedule executed pursuant to this Lease (each, a “Schedule”) incorporating by reference the terms and conditions of this Lease (the term “Lease” shall also include any Riders to this Lease entered into with respect to such Schedule) Certain definitions and construction of certain of the terms used in this Lease are provided in Section 19 hereof
          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties to this Lease agree as follows
1 AGREEMENT TO LEASE; TERM This Lease is effective as of the date specified above By entering into a Schedule, Lessor leases the Equipment described therein to Lessee, and Lessee leases such Equipment from Lessor, in each case, subject to the terms and conditions in this Lease and such Schedule and all of the other documents and agreements executed in connection herewith (collectively the “Lease Documents”) Each Schedule, incorporating the terms and conditions of this Lease, will constitute a separate instrument of lease The term of lease with respect to each item of Equipment leased under a Schedule shall commence on the date of execution of such Schedule and continue for the term provided in that Schedule
2 RENT Lessee shall pay Lessor (a) the rental installments (“Basic Rent”) as and when specified in each Schedule without demand, and (b) all of the other amounts payable in accordance with this Lease, such Schedule and/or any of the other Lease Documents (“Other Payments”, and together with the Basic Rent, collectively, the “Rent”) Upon Lessee’s execution thereof, except as expressly stated in the Lease Documents the related Schedule shall constitute a non-cancelable net lease, and Lessee’s obligation to pay Rent, and otherwise to perform its obligations under or with respect to such Schedule and all of the other Lease Documents, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the “Suppliers”), or anyone else, for any reason whatsoever (each, an “Abatement”) Lessee agrees that all Rent shall be paid in accordance with Lessor’s or Assignee’s written direction Time is of the essence If any Rent is not paid within five (5) days of the due date, Lessee shall pay a late charge equal to five (5) percent of the amount in arrears
3 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE Lessee represents, warrants and agrees that, as of the effective date of this Lease and of each Schedule (a) Lessee has the form of business organization indicated, and is and will remain duly organized and existing in good standing under the laws of the state specified, under Lessee’s signature and is duly qualified to do business wherever necessary to perform its obligations under the Lease Documents, including each jurisdiction in which the Equipment is or will be located Lessee’s legal name is as shown in the preamble of this Lease, and Lessee’s Federal Employer Identification Number and organizational number are as set forth under Lessee’s signature Except as has been disclosed to Lessor in writing, within the previous six (6) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing (b) The Lease Documents (1) have been duly authorized by all necessary action consistent with Lessee’s form of organization, (2) do not require the approval of, or giving notice to, any governmental authority, (3) do not contravene or constitute a default under any applicable law, Lessee’s organizational documents, or any agreement, indenture or other instrument to which Lessee is a party or by which it may be bound, and (4) constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof (c) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect As used herein, “Material Adverse Effect” shall mean (i) a materially adverse effect on the business, condition (financial or otherwise), operations performance or properties of Lessee which materially impairs Lessee’s ability to pay its debts as they come due or on Lessor’s rights and remedies under this Lease or (II) a material impairment of the ability of Lessee to perform its obligations under or remain in compliance with such

Schedule or any of the other Lease Documents. Further, Lessee is not in default under any financial or other material agreement that, either individually, or in the aggregate, would have a Material Adverse Effect, (d) All of the Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule, (e) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located, (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Lessee’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no change which would have a Material Adverse Effect on such conditions or operations, (g) With respect to any Collateral, Lessee has good title to, rights in, and/or power to transfer all of the same, (h) The Supplier is not an affiliate of Lessee, (i) The Supply Contract (as such term is hereinafter defined) represents an arms’ length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms’ length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell.
4. FURTHER ASSURANCES AND OTHER COVENANTS. Lessee agrees as follows: (a) Lessee will furnish Lessor with (1) Lessee’s balance sheet, statement of income and statement of retained earnings, prepared in accordance with GAAP, audited by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year of Lessee, (2) Lessee’s quarterly financial report certified by the chief financial officer of Lessee, within sixty (60) days of the close of each fiscal quarter of Lessee, and (3) all of Lessee’s Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission (“SEC”) as and when filed (by furnishing these SEC forms, or making them publicly available in electronic form, in each case, within the time periods set forth in clauses (1) and (2), Lessee shall be deemed to have satisfied the requirements of clauses (1), (2) and (3)). (b) Lessee shall obtain and deliver to Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee waivers), releases and other records, and will take such further action as Lessor may reasonably request in furtherance of Lessor’s rights under any of the Lease Documents (provided, however, that Lessee will not be required to provide any opinions from legal counsel or take other action which would result in substantial cost to Lessee). Lessee irrevocably authorizes Lessor to file UCC financing statements (“UCCs”), and other filings with respect to the Equipment or any Collateral. Without Lessor’s prior written consent, Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lessor pursuant to this Lease, (c) Lessee shall provide written notice to Lessor: (1) thirty (30) days prior to any change in Lessee’s name or jurisdiction or form of organization; (2) promptly upon the occurrence of any Event of Default (as defined in Section 15) or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a “Default”); and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease, (d) Lessee has been advised by Lessor that the USA Patriot Act establishes minimum standards of account information to be collected and maintained by Lessor, and that to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account; and specifically, this means that when Lessee executes this Lease, Lessor may ask for Lessee’s name and address, the date of birth of the officers executing this Lease, and other information that will allow Lessor to identify Lessee; and that Lessor may also ask to see the driver’s license or other identifying documents of the officers of Lessee executing this Lease, (e) Lessee is and will remain in full compliance with all applicable laws including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Lessee is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, or (B) a person designated under Sections 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.
5. CONDITIONS PRECEDENT. Lessor’s agreement to purchase and lease any Equipment under a Schedule, is conditioned upon Lessor’s determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance reasonably satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions of Section 11; (2) if requested, lien searches in the jurisdiction of Lessee’s organization, and wherever else Lessor deems appropriate; (3) UCCs, real property waivers and all other filings required by Lessor; (4) a certificate of an appropriate officer of Lessee certifying: (A) resolutions duly authorizing the transactions contemplated in the applicable Lease Documents, and (B) the incumbency and signature of the officers of Lessee authorized to execute such documents; (5) the only manually executed original of the Schedule, and counterpart originals of all other Lease Documents; (6) all purchase documents pertaining to the Equipment (collectively, the “Supply Contract”); (7) if requested by Lessor, good standing certificates from the jurisdiction of Lessee’s organization and the location of the Equipment, and evidence of Lessee’s organizational number; and (8) such other documents, agreements, instruments, certificates and assurances (other than legal opinions), as Lessor reasonably may require consistent with the terms and conditions of the

Lease Documents, (b) All representations and warranties provided by Lessee in favor of Lessor in any of the Lease Documents shall be true and correct in all material respects on the effective date of the related Schedule (Lessee’s execution and delivery of the Schedule shall constitute Lessee’s acknowledgment of the same), (c) There shall be no Default or Event of Default under the Schedule or any other Lease Documents, (d) The Equipment shall have been delivered to and accepted by Lessee, as evidenced by the Schedule, and shall be in the condition and repair required hereby; and on the effective date of such Schedule Lessor shall have received good title to the Equipment described therein, free and clear of any claims, liens, attachments, rights of others and legal processes (“Liens”), (e) No event shall have occurred which would have a Material Adverse Effect with respect to Lessee.
6. ACCEPTANCE UNDER LEASE. Upon delivery, Lessee shall inspect and, if conforming to the condition required by the applicable Supply Contract, accept the Equipment and execute and deliver to Lessor a Schedule describing such Equipment. The Schedule will evidence Lessee’s unconditional and irrevocable acceptance under the Schedule of the Equipment described therein. However, if Lessee fails to accept delivery of any item of the Equipment, or accepts such Equipment but fails to satisfy any or all of the other conditions set forth in Section 5, Lessor shall have no obligation to purchase or lease such Equipment. Lessor will cooperate with Lessee (at Lessee’s expense) to assign to Lessee all of Lessor’s rights with respect to such equipment. In such event, Lessor’s rights shall include, among other things, the right to demand that Lessee (a) fully assume all obligations as purchaser of the Equipment, with the effect of causing Lessor to be released from any liability relating thereto, (b) immediately remit to Lessor an amount sufficient to reimburse it for all advance payments, costs, taxes or other charges paid or incurred with respect to the Equipment (including any of such amounts paid by Lessor to Supplier under the Supply Contract or as a reimbursement to Lessee), together with interest at the Default Rate accruing from the date or dates such amounts were paid by Lessor until indefeasibly repaid by Lessee in full, and (c) take all other actions necessary to accomplish such assumption.
7. USE AND MAINTENANCE. (a) Lessee shall (1) use the Equipment solely in the continental United States and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the Supplier’s recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (ii) the requirements of all applicable insurance policies, (iii) the Supply Contract, so as to preserve all of Lessee’s and Lessor’s rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (iv) all applicable laws, and (v) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee’s full compliance with the terms hereof; (3) provide written notice to Lessor not less than thirty (30) days after any change of the location of any Equipment (or the location of the principal garage of any Equipment, to the extent that such Equipment is mobile equipment) as specified in the Schedule; and (4) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property, (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all Liens and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by this Lease). Any modification or addition to the Equipment that is required by this Lease shall be made by Lessee. Title to all such parts, modifications and additions to the Equipment immediately shall vest in Lessor, without any further action by Lessor or any other person, and they shall be deemed incorporated in the Equipment for all purposes of the related Schedule. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Lease or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment, (c) Upon forty-eight (48) hours’ notice, Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours; provided, however, if a Default or Event of Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of a re-inspection by Lessor’s appointed representative, if corrective measures were required.

8. DISCLAIMER; QUIET ENJOYMENT, (a) THE EQUIPMENT IS LEASED HEREUNDER “AS IS, WHERE IS”. LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO EACH ITEM OF EQUIPMENT, ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED SCHEDULE OR ANY OF THE OTHER LEASE DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8(b)), OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Without limiting the foregoing, Lessor will not be responsible to Lessee or any other person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor’s disclaimer; and Lessor’s agreement to enter into this Lease and any Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Lease. So long as no Event of Default has occurred, Lessee may exercise Lessor’s rights, if any, under any warranty, guaranty, indemnity or similar obligation from the Supplier with respect to the Equipment; and Lessor, at Lessee’s expense, will execute such documents as Lessee may reasonably request with respect to or in connection with any such enforcement with respect to the Equipment. Lessee’s exercise of such rights shall be at its sole risk, shall not result in any prejudice to Lessor, and may be exercised only during the term of the related Schedule. Lessee shall not attempt to enforce any such warranty, guaranty, indemnity or similar obligation from the Supplier with respect to the Equipment by legal proceeding without Lessor’s prior written approval (which approval shall not unreasonably be withheld or delayed), (b) Lessor warrants that during the term of each Schedule, so long as no Event of Default has occurred, Lessee’s possession and use of the Equipment leased thereunder shall not be interfered with by Lessor or anyone rightfully claiming an interest through Lessor. The preceding warranty is in lieu of all other warranties by Lessor, whether written, oral or implied, with respect to this Lease or the Equipment. Any actual or purported breach of this warranty shall not give rise to any Abatement, but Lessee may bring a direct cause of action against Lessor for any actual damages directly resulting from any such breach. NEITHER LESSOR NOR LESSEE SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION HEREWITH (EXCEPT AS AND TO THE EXTENT AWARDED AS PART OF THE DAMAGES CONSTITUTING A CLAIM WITHIN THE SCOPE OF SECTION 14(b) HEREOF).
9. FEES AND TAXES. Lessee agrees to: (a) (1) if permitted by law, file in Lessee’s own name or on Lessor’s behalf, directly with all appropriate taxing authorities all declarations, returns, inventories and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Equipment, and if not so permitted by law, to promptly notify Lessor and provide it with all information required in order for Lessor to timely file all such declarations, returns, inventories, or other documentation, and (2) pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities; (b) (1) pay before past due as requested by Lessor, and (2) defend and indemnify Lessor on a net after-tax basis against liability for all license and/or registration fees, assessments, and sales, use, property, excise, value added and other similar taxes or other charges or fees now or hereafter imposed by any governmental body or agency upon the Equipment or with respect to the manufacture, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the Rent hereunder (other than taxes on or measured solely by the net income of Lessor (except as and to the extent expressly addressed in Section 14(b) hereof), franchise taxes, taxes based on Lessor’s authority to do business in a particular jurisdiction, and similar taxes); and (c) indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to in clauses (a), (b), and (c) above being referred to herein as “Impositions”). Any Impositions which are not paid before past due and which are paid by Lessor shall, at Lessor’s option, become immediately due from Lessee to Lessor.
10. TITLE; GRANTING CLAUSE. (a) Lessee and Lessor intend that: (1) each Schedule, incorporating by reference the terms of this Lease, constitutes a true “lease” and a “finance lease” as such terms are defined in Article 2A and not a sale or retention of a security interest; and (2) Lessor is and shall remain the owner of each item of Equipment (unless sold by Lessor pursuant to any Lease Document), and Lessee shall not acquire any right, title or interest in or to such Equipment except the right to use it in accordance with the terms of the related Schedule, (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents, Lessee hereby collaterally assigns, grants, and conveys to Lessor, a security interest in and lien on all of Lessee’s right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; the “Collateral”): (1) (if contrary to the parties’ intentions a court determines that such Schedule is not a true “lease” under the UCC) the Equipment described in such Schedule or otherwise covered thereby (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier; (2) all subleases and payments becoming due thereunder, chattel paper, security deposits, and general intangibles relating thereto, and any and all substitutions, replacements or exchanges for any such item of Equipment or other collateral, in each such case in which Lessee shall from time to time acquire an interest; and (3) any and all insurance and/or other proceeds of the property and other collateral in and against which a security interest is granted hereunder. The collateral assignment, security interest and lien granted herein shall survive the termination, cancellation or expiration of each Schedule until such time as Lessee’s obligations thereunder and under the other Lease Documents are fully and indefeasibly discharged, (c) If contrary to the parties’ intentions a court determines that any Schedule is not a true “lease”, the parties agree that in such event Lessee agrees that: (1) with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC; and (2) any obligation to pay Basic Rent or any Other Payment, to the extent constituting the payment of interest, shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Lessor in calculating such amounts.
11. INSURANCE. Upon acceptance under a Schedule, until the Equipment is returned to Lessor in accordance with this Lease, Lessee shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value of the Equipment; and (b) any commercial liability arising in connection with the Equipment, including both bodily injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Schedule; having a deductible as specified in the applicable Schedule or (if not so specified) then as reasonably satisfactory to Lessor. The required insurance policies (including endorsements) shall (i) be in form and amount reasonably satisfactory to Lessor, and written by insurers of recognized reputation and responsibility satisfactory to Lessor (but such insurer shall carry a current rating by A.M. Best Company of at least “A” for a general policyholder and a financial rating of at least “VIII”), (ii) be endorsed to name Lessor as an additional insured (but without responsibility for premiums), (iii) provide that any amount payable under the required casualty coverage shall be paid directly to Lessor as sole loss payee, and (iv) provide for thirty (30) days’ written notice by such insurer of cancellation, material change, or non-renewal.
12. LOSS AND DAMAGE. (a) At all times until the Equipment is returned to Lessor in accordance with this Lease, Lessee shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Lease Document in any such event, (b) Lessee shall provide prompt written notice to Lessor of any Total Loss or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges, (c) Without limiting any other provision hereof, Lessee shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Lease, (d) A “Total Loss” shall be deemed to have occurred to an item of Equipment upon: (1) the actual or constructive total loss of any item of the Equipment, (2) the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or (3) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. On the next rent payment date following a Total Loss (a “Loss Payment Date”), Lessee shall pay to Lessor the Basic Rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred (the “Lost Equipment”), together with any Other Payments due hereunder with respect to the Lost Equipment. Upon making such payment, (i) Lessee’s obligation to pay future Basic Rent shall terminate solely with respect to the items of Lost Equipment so paid for, but Lessee shall remain liable for, and pay as and when due, all Other Payments, and (ii) Lessor shall convey to Lessee all of Lessor’s right, title and interest in the Lost Equipment, “AS IS WHERE IS”, but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. As used in this Lease, “Stipulated Loss Value” shall mean the product of the Total Invoice Cost of the Lost Equipment, times the percentage factor applicable to the Loss Payment Date, as set forth in the Schedule of Stipulated Loss Values incorporated in such Schedule. After the final rent payment date of the original term of a Schedule, the Stipulated Loss Value shall be determined as of the last rent payment date during the original term of such Schedule, and the applicable percentage factor shall be the last percentage factor set forth in the Schedule of Stipulated Loss Values incorporated in such Schedule. If Lessee exercises its option to renew the term of a Schedule, the Stipulated Loss Value applicable during such renewal term shall be determined by mutual agreement of Lessor and Lessee as evidenced by an amended Schedule of Stipulated Loss Values to be incorporated in such Schedule, (e) Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other loss or damage but upon request from Lessee, Lessor shall assign to Lessee all of Lessor’s right, title and interest in any such claim (subject to the requirements of any third party insurance carrier in order to settle an insurance claim relating thereto) (f) If Lessor receives a payment under an insurance policy required under this Lease in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section, Lessor shall either (1) if received pursuant to a Total Loss remit such proceeds to Lessee up to an amount equal to the amount paid by Lessee to Lessor as the Stipulated Loss Value, or credit such proceeds against any amounts owed by Lessee pursuant to Section 12(d), or (2) if received with respect to repairs made pursuant to Section 12(c), remit such proceeds to Lessee up to an amount equal to the amount of the costs of repair actually incurred by Lessee, as established to Lessor’s satisfaction
13 SURRENDER (a) Lessee shall provide written notice to Lessor not less than one hundred eighty (180) days and not more than two hundred forty (240) days prior to the expiration of the term of any Schedule (or of any renewal thereof, if applicable) of Lessee’s intent to surrender the Equipment described on such Schedule to Lessor upon the expiration of the term of such Schedule IF LESSEE FAILS TO PROVIDE THE FOREGOING NOTICE IN A TIMELY MANNER, THE TERM OF THE APPLICABLE SCHEDULE AUTOMATICALLY SHALL BE DEEMED TO HAVE BEEN EXTENDED, WHICH EXTENSION SHALL CONTINUE UNTIL ONE HUNDRED EIGHTY (180) DAYS AFTER THE DATE ON WHICH LESSEE PROVIDES THE REQUIRED NOTICE, DURING WHICH EXTENSION PERIOD LESSEE SHALL CONTINUE TO PAY TO LESSOR PER DIEM RENT AT THE U\ST PREVAILING LEASE RATE UNDER THE APPLICABLE SCHEDULE, provided, however that Lessor may elect to terminate such extension at any time upon ten (10) days written notice to Lessee During such extension period, the terms and conditions of this Lease (including, without limitation, the provisions of this Section 13) shall continue to be applicable Solely for purposes of the definition of Stipulated Loss Value in Section 12(d) hereof any such extension shall be deemed a renewal of the term of such Schedule (b) Upon the expiration or earlier cancellation or termination of any Schedule, Lessee shall surrender and make available at Lessee s site in Corpus Christi Texas, for pickup by Lessor the Equipment described on such Schedule free and clear of all Liens whatsoever Upon surrender, such Equipment shall be (i) in the same condition as when delivered to Lessee under the related Schedule, ordinary wear and tear excepted, (n) mechanically and structurally sound, capable of performing the functions for which such Equipment was originally designed, in accordance with the Suppliers published and recommended specifications (as applicable), (m) with all component parts in good operating condition (and all components must meet or exceed the Supplier’s minimum recommended specifications unless otherwise agreed by Lessor in writing), (iv) with all software and documentation necessary for the operation of such Equipment for the performance of the functions for which such Equipment was originally designed (whether or not such software is embedded in or otherwise is a part of such Equipment), and (v) cleaned and cosmetically acceptable, with all Lessee-installed markings removed and all rust, corrosion or other contamination having been removed or properly treated, and in such condition so that it may be immediately installed and placed in service by a third party Upon surrender, such Equipment shall be in compliance with all applicable Federal, state and local laws and health and safety guidelines Lessee shall be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs and other related costs necessary to cause such Equipment to be in full compliance with the terms of this Lease (c) If requested by Lessor, Lessee shall also surrender all related records and other data in Lessee’s possession or control to Lessor, including all records of maintenance, modifications, additions and major repairs, computerized maintenance history, and any maintenance and repair manuals (collectively, the “Records”) All manuals or other documents surrendered to Lessor that are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document received by Lessee In the event any such Records are missing or incomplete, Lessor shall have the right to cause the same to be reconstructed at Lessee’s expense (d) In addition to Lessor’s other rights and remedies hereunder, if such Equipment and the related Records are not surrendered in a timely fashion, or if repairs are necessary to place any item of Equipment in the condition required in this Section, Lessee shall (i) continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Schedule with respect to such item of Equipment, for the period of delay in surrender, and/or for the period of time reasonably necessary to accomplish such repairs, and (n) pay to Lessor an amount equal to the aggregate cost of any such repairs Lessor’s acceptance of such rent on account of such delay and/or repair does not constitute an extension or renewal of the term of the related Schedule or a waiver of Lessor’s right to prompt surrender of such Equipment in proper condition Such amount shall be payable upon the earlier of Lessor’s demand or the surrender of such Equipment in accordance with this Lease (e) Without limiting any other terms or conditions of this Lease, the provisions of this Section are of the essence of each Schedule, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring Lessee’s specific performance of its agreements in this Section
14 INDEMNITY (a) General Lessee shall indemnify, defend and keep harmless Lessor and any Assignee (as defined in Section 17) and their respective agents and employees (each, an “Indemnitee”) from and against any and all Claims (other than such as may directly and proximately result from the actual, but not imputed, negligence or willful misconduct of such Indemnitee), by paying, on a net after-tax basis, or otherwise discharging same, when and as such Claims shall become due Lessee agrees that the indemnity provided for in this Section includes the agreement by Lessee to indemnify each Indemnitee with respect to Claims for which such Indemnitee is strictly liable Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense of and/or to settle any Claim, in each case, so long as (1) no Default or Event of Default has occurred and is then continuing, (2) Lessee confirms, in writing, its unconditional and irrevocable commitment to indemnify each Indemnitee with respect to such Claim, (3) Lessee is financially capable of satisfying its obligations under this Section, (4) Lessor approves the defense counsel selected by Lessee (such approval not to be unreasonably withheld or delayed), and (5) there is no reasonable risk of criminal liability being imposed on Lessor or any of its directors, officers or employees as a result of such Claim. The term “Claims” shall mean all claims, allegations, harms, judgments, settlements, suits, actions, debts, obligations, damages to third parties (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys’ fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (A) any Lease Document, including the performance, breach (including any Default or Event of Default) or enforcement of any of the terms thereof, or (B) the Equipment, or any part or other contents thereof, any substance at any time contained therein or emitted therefrom, including any hazardous substances, or the premises at which the Equipment may be located from time to time, or (C) the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession of any property to which it may be attached from time to time, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used, possessed or operated, during the term of any Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence (other than from the actual, but not imputed, negligence or willful misconduct of such Indemnitee) or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, theft, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, including, Claims involving or alleging environmental damage, or any criminal or terrorist act, or for whatever other reason whatsoever. If any Claim is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.
     (b) Tax Indemnity. (1) Lessee represents and warrants that: (A) it believes that it is reasonable to estimate that the useful life of the Equipment exceeds the lease term (including any interim and fixed rental renewal periods) by the greater of one (1) year or twenty (20) percent of such estimated useful life, and that said Equipment will have a value at the end of the lease term, including any fixed rate renewal period, of at least twenty (20) percent of the Total Invoice Cost of the Equipment, without including in such value any increase or decrease for inflation or deflation during the original lease term; and (B) the Equipment is, and will be used by Lessee so as to remain, property eligible for the MACRS Deductions (as defined below).
          (2) If (A) Lessor in computing its taxable income or liability for tax, shall lose, or shall not have, or shall lose the right to claim or there shall be disallowed or recaptured for Federal and/or state income tax purposes, in whole or in part, the benefit of MACRS Deductions; or (B) Lessor shall become liable for additional tax as a result of Lessee having added an attachment or made an alteration to the Equipment, including (without limitation) any such attachment or alteration which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 2001-28, 2001-1 C.B. 1156 (as it may hereafter be modified or superseded); or (C) the statutory full-year marginal Federal tax rate (including any surcharge) for corporations is other than thirty-five (35) percent; hereinafter referred to as a “Loss”; then Lessee shall pay Lessor the Tax Indemnification Payment as additional rent and Lessor shall revise the Schedule(s) of Stipulated Loss Values to reflect the Loss. As used herein, “MACRS Deductions” shall mean the deductions under Section 167 of the Internal Revenue Code of 1986, as now or hereafter amended (the “Code”), determined in accordance with the modified Accelerated Cost Recovery System with respect to the Total Invoice Cost of any item of the Equipment using the accelerated method set forth in Section 168(b)(1) or 168(b)(2) of the Code as in effect on the date of this Lease for property assigned to the class of property specified in the Schedule pertaining thereto; “Lessor” shall be deemed to include the consolidated Federal taxpayer group of which Lessor is a member; and “Tax Indemnification Payment” shall mean such amount as, after consideration of (i) all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any governmental or taxing authority in the United States, and (ii) the amount of any interest or penalty which may be payable by Lessor in connection with the Loss, shall be required to cause Lessor’s after-tax net return (the “Net Return”) to be equal to, but no greater than, the Net Return computed consistently with current tax laws (and with the assumption that Lessor is taxed at the highest marginal Federal and state tax rates) as of the date of this Lease that would have been available to Lessor had the Loss not occurred.
     (3) Lessor shall be responsible for, and shall not be entitled to a Tax Indemnification Payment by Lessee on account of, any Loss arising solely as a direct result of the occurrence of any one or more of the following events: (A) the failure of Lessor to timely and properly claim MACRS Deductions in the tax return of Lessor other than as a result of changes in the

Code or applicable regulations unless in the reasonable opinion of Lessor’s tax counsel there is no basis for such claim; or (B) the failure of Lessor to have sufficient taxable income before application of the MACRS Deductions to offset the full amount of such MACRS Deductions other than as a result of changes in the Code or applicable regulations; or (C) any event which by the terms of the Lease requires payment by Lessee of the Stipulated Loss Value if such payment is thereafter actually made to Lessor, to the extent that such payment reimburses Lessor for amounts otherwise payable by Lessee pursuant hereto; or (D) a disqualifying disposition due to sale of any item of the Equipment or the Lease by Lessor prior to a Default.
     (4) Lessor promptly shall notify Lessee in writing of such Loss and Lessee shall pay to Lessor the Tax Indemnification Payment within thirty (30) days of such notice. For these purposes, a Loss shall occur upon the earliest of: (A) the happening of any event (such as disposition or change in use of any item of the Equipment) which will cause such Loss, (B) the payment by Lessor to the Internal Revenue Service or state taxing authority of the tax increase (including an increase in estimated taxes) resulting from such Loss; (C) the date on which the Loss is realized by Lessor; or (D) the adjustment of the tax return of Lessor to reflect such Loss.
15. DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an “Event of Default”): (a) non-payment of Basic Rent on the applicable rent payment date, which non-payment continues for a period of three (3) days after notice by Lessor to Lessee; (b) non-payment of any Other Payment within ten (10) days after notice from Lessor to Lessee that such Other Payment is due; (c) failure to maintain, use or operate the Equipment in compliance with applicable law; (d) breach by Lessee of its covenants pursuant to Sections 4(e) hereof; (e) failure to obtain, maintain and comply with all of the insurance coverages required under this Lease; (f) any transfer or encumbrance, or the existence of any Lien, that is prohibited by this Lease; (g) a payment or other default by Lessee under any loan, lease, guaranty or other financial obligation to Lessor or its affiliates which default entitles the other party to such obligation to exercise remedies; (h) a payment or other default by Lessee under any material (that is, for an amount in excess of $5,000,000) loan, lease, guaranty or other material financial obligation to any third party which default has been declared; (i) an inaccuracy in any representation or breach of warranty by Lessee (including any false or misleading representation or warranty) in any financial statement or Lease Document, including any omission of any substantial contingent or unliquidated liability or claim against Lessee; (j) the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Lease or any other Lease Document in any such proceeding; (k) the failure by Lessee generally to pay its debts as they become due or its admission in writing of its inability to pay the same; (I) Lessee shall (1) enter into any transaction of merger or consolidation, unless Lessee shall be the surviving entity or sell, transfer or otherwise dispose of all or substantially all of its assets to a person (such actions being referred to as an “Event”), unless the surviving entity or purchasing entity is organized and existing under the laws of the United States or any state, and prior to such Event: (A) such person executes and delivers to Lessor (x) an agreement satisfactory to Lessor (which shall not unreasonably be withheld or delayed), in its sole discretion, containing such person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee’s obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents, and (y) any and all other documents, agreements, instruments, certificates (other than legal opinions) and filings reasonably requested by Lessor; and (B) the creditworthiness of such person is equivalent to or better than the creditworthiness of Lessee, and Lessor reasonably determines that such person conforms to the other standard criteria then used by Lessor when approving transactions similar to the transactions contemplated in this Lease; or (2) cease to do business as a going concern, liquidate, or dissolve; (m) effective control of Lessee’s voting capital stock, issued and outstanding from time to time, is not retained by the present holders (unless Lessee shall have provided thirty (30) days’ prior written notice to Lessor of the proposed disposition and Lessor shall have consented thereto in writing (which consent shall not unreasonably be withheld or delayed)); (n) there occurs a default or anticipatory repudiation under the Guaranty; or (o) breach by Lessee of any other covenant, condition or agreement (other than those in items (a)-(n)) under this Lease or any of the other Lease Documents that continues for thirty (30) days after Lessor’s written notice to Lessee (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period). The occurrence of an Event of Default with respect to any Schedule shall, at the sole discretion of Lessor, constitute an Event of Default with respect to any or all Schedules to which it is then a party. Notwithstanding anything to the contrary set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule.
16. REMEDIES. (a) If an Event of Default occurs with respect to any Schedule, the Lessor thereunder may (in its sole discretion) exercise any one or more of the following remedies with respect to such Schedule and any or all other Schedules to which such Lessor is then a party: (1) proceed at law or in equity, to enforce specifically Lessee’s performance or to recover damages; (2) declare each such Schedule in default, and cancel each such Schedule or otherwise terminate Lessee’s right to use the Equipment and Lessee’s other rights, but not its obligations, thereunder and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment to Lessor in accordance with the terms of this Lease; (3) enter any premises where any item of Equipment is located without breach of the peace and in accordance with applicable law, and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability except for negligence or willful misconduct; (4) use Lessee’s premises for storage without liability except for negligence or willful misconduct; (5) sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor’s possession, at public or private sale, with five (5) days’ prior notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Lessor; (7) demand and recover from Lessee all Liquidated Damages and all Other Payments whenever the same shall be due; and (8) exercise any and all other remedies allowed by applicable law, including the UCC. As used herein, “Liquidated Damages” shall mean the liquidated damages (all of which, Lessee hereby acknowledges, are damages to be paid in lieu of future Basic Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) described in the first sentence of parts (1) or (2) of Section 16(b), depending upon the recovery and disposition of the Equipment leased under the applicable Schedule. Upon the occurrence of the Event of Default described in Section 150) hereof, the remedy provided in Clause (7) above shall be automatically exercised without the requirement of prior written notice to Lessee or of any other act or declaration by Lessor, and the Liquidated Damages described therein shall be immediately due and payable.
     (b) (1) If an Event of Default occurs with respect to any Schedule, if Lessor recovers the Equipment and disposes of it by a lease or elects not to dispose of the Equipment after recovery, upon demand, Lessee shall pay to Lessor an amount equal to the sum of (A) any accrued and unpaid Rent as of the date Lessor recovers possession of the Equipment, plus (B) the present value as of such date of the total Basic Rent for the then remaining term of such Schedule, minus (C) either, as applicable, (i) the present value, as of the commencement date of any substantially similar re-lease of the Equipment, of the re-lease rent payable for that period, commencing on such date, which is comparable to the then remaining term of such Schedule or (ii) the present value, as of that certain date which may be determined by taking into account Lessor’s having a reasonable opportunity to remarket the Equipment, of the “market rent” for such Equipment (as computed pursuant to Article 2A) in the continental United States on that date, computed for that period, commencing on such date, which is comparable to the then remaining term of such Schedule; provided, however, Lessee acknowledges that if Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price and pursuant to other reasonable terms, or the circumstances reasonably indicate that such an effort will be unavailing, the “market rent” in such event will be deemed to be $0.00, but in the event that Lessor does eventually re-lease or otherwise dispose of the Equipment, it will apply the net proceeds of such disposition, to the extent received in good and indefeasible funds, as a credit or reimbursement, as applicable, in a manner consistent with the applicable provisions of Article 2A. Any amounts discounted to present value, shall be discounted at the rate of three percent (3%) per annum, compounded annually.
          (2) If an Event of Default occurs with respect to any Schedule, if Lessee fails to surrender the Equipment in the manner and condition required by this Lease, or Lessor recovers and sells the Equipment, upon demand, Lessee shall pay to Lessor an amount calculated as the Stipulated Loss Value of the Equipment (determined as of the next rent payment date after the date of the occurrence of the subject Event of Default), together with all other Rent due with respect to the related Schedule as of such determination date, and all Enforcement Costs (defined in Section 16(c)), less a credit for any disposition proceeds, if applicable pursuant to the application provisions in the next sentence. If Lessor demands the Liquidated Damages under this part (2), and recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule: first, to pay all Enforcement Costs, to the extent not previously paid; second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the Liquidated Damage amounts specified in this part (2), to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Default Rate, from and after the date the same becomes due, through the date of payment; and fourth. (A) if the Lessor under such Schedule is also the Lessor under any other Schedules (whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (B) if such Lessor is not the Lessor under any other Schedule, or if Lessee’s obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent paid by Lessee as Liquidated Damages pursuant to this part (2).
     (c) A cancellation of any Schedule shall occur only upon written notice by Lessor to Lessee. Unless already specifically provided for in Section 16(b), if an Event of Default occurs with respect to any Schedule, Lessee shall also be liable for all of the following (“Enforcement Costs”): (1) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other reasonable enforcement costs and expenses incurred by reason of any Default or Event of Default or the exercise of Lessor’s rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, release or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, hen removal, repair, refurbishing, advertising and brokers’ fees), and sales or use taxes incurred by Lessor in connection with any disposition of the Equipment after the occurrence of an Event of Default, and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee or the Equipment From and after the date on which an Event of Default occurs, Lessee shall pay interest to Lessor with respect to all amounts due hereunder until such amounts are received by Lessor in good funds at a per annum interest rate that is the lesser of ten (10) percent or the maximum rate permitted by applicable law (the “Default Rate”) No right or remedy is exclusive and each may be used successively and cumulatively Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right No extension of time for payment or performance of any of Lessees obligations hereunder shall operate to release, discharge, modify, change or affect the original liability of Lessee for such obligations, either in whole or in part In any action to repossess any Equipment or other Collateral, Lessee waives any bonds and any surety or security required by any applicable laws as an incident to such repossession Notices of Lessor’s intention to accelerate acceleration, nonpayment, presentment, protest, dishonor or any other notice whatsoever (other than as expressly set forth herein) are waived by Lessee Any notice given by Lessor of any disposition of the Equipment or any Collateral or other intended action of Lessor which is given in accordance with this Lease at least five (5) business days prior to such action shall constitute fair and reasonable notice of such action The execution of a Schedule shall not constitute a waiver by Lessor of any pre-existing Default or Event of Default With respect to any disposition of any Equipment or Collateral pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (11) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (m) Lessor may disclaim any title or other warranties in connection with any such disposition, and (iv) Lessee shall remain responsible for any deficiency remaining after Lessor’s exercise of its remedies and application of any funds or credits against Lessee’s obligations under any Schedule, and Lessor shall retain any excess after such application
17. ASSIGNMENT (a) LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST OR ANY COLLATERAL, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE Notwithstanding the foregoing, Lessee may sublease or otherwise permit the Equipment to be operated or used by an affiliate of Lessee provided that such sublease or right of possession is pursuant to a written agreement which is expressly subject and subordinate to this Lease and the rights of Lessor hereunder, which shall not permit any further subleasing or other disposition of the Equipment, shall not be for a term longer than the then remaining term of this Lease, and shall not contain provisions that are inconsistent with the provisions of this Lease Without limiting the foregoing, (1) Lessee may not attempt to dispose of any of the Equipment, and (2) Lessee shall (A) maintain the Equipment free from all Liens, other than Permitted Liens, (B) notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment, and (C) defend Lessor’s title to the Equipment A “Permitted Lien” shall mean any Lien for Impositions, Liens of mechanics materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Lessee in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and in Lessor’s reasonable discretion (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein and (n) for the payment of which adequate assurances or security have been provided to Lessor No subleasing, permitted use or disposition referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable under each Schedule and all of the other Lease Documents (b) Lessor may at any time with or without notice to Lessee grant a security interest in, sell, assign, delegate or otherwise transfer (an “Assignment’) all or any part of its interest in the Equipment, this Lease or any Schedule and any related Lease Documents or any Rent thereunder, or the right to enter into any Schedule, and Lessee (after receipt of written notice of the applicable Assignment) shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary including any successors and assigns, an “Assignee”) Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or Claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor’s obligations, unless expressly assumed by such Assignee Lessor shall be relieved of any such assumed obligations If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule and other Lease Documents directly to the Assignee or any other party designated in writing by Lessor or such Assignee Lessee acknowledges that Lessor’s right to enter into an Assignment is essential to Lessor and accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies Upon the request of Lessor or any Assignee Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee to confirm Lessee’s acknowledgment of the Assignment, and (n) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment to confirm Lessee’s acknowledgment of the Assignment, provided that Lessee shall not be required to provide a legal opinion in connection with any such Assignment or to change the terms and conditions of the Lease Documents Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to “Lessor” shall include such Assignee (c) Subject always to the foregoing this Lease and each Schedule shall mure to the benefit of, and are binding upon, Lessee’s and Lessor’s respective successors and assigns
18. MISCELLANEOUS (a) This Lease, each Schedule, any Riders hereto or thereto and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties (b) Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction (c) The representations warranties and agreements of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease each Schedule and any other Lease Documents With respect to each Schedule, the obligations of Lessee under Sections 8, 9, 10, 12, 13 and 14 hereof, together with any of Lessee’s obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule shall survive the expiration or earlier cancellation or termination thereof (d) All of Lessee’s obligations hereunder and under any Schedule shall be performed at Lessee’s sole expense Lessee shall reimburse Lessor promptly upon demand for all expenses incurred by Lessor in connection with (1) any action taken by Lessor at Lessee’s request, or in connection with any option, (2) the filing or recording of real property waivers and UCCs, (3) any Enforcement Costs not recovered pursuant to Section 16, (4) all inspections, and (5) all hen search reports (and copies of filings) requested by Lessor If Lessee fails to perform any of its obligations with respect to a Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance Lessor’s effecting such compliance shall not be a waiver of Lessee’s default (e) Lessee irrevocably appoints Lessor as Lessee’s attorney-in-fact (which power shall be deemed coupled with an interest) to (1) make minor corrections to manifest errors in factual data in any Schedule and/or any addenda attachments, exhibits and/or riders to this Lease or any Schedule, and (2) execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Lease, but only to the extent that the same relates to the Equipment or are required by titling agencies in order to reflect Lessor as the owner and/or lienholder with respect to certificates of title pertaining to motor vehicles (if any) comprising the Equipment (f) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE (g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt) or sent by certified mail return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party, and shall be effective from the date of receipt (h) This Lease shall not be effective unless and until accepted by execution by an officer of Lessor THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW)), INCLUDING ALL MATTERS OF CONSTRUCTION VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State of New York, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Lessee s signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of New York (i) This Lease and all of the other Lease Documents may be executed in counterparts Photocopies or facsimile transmissions of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures The transfer or possession of the “Original” of this Lease shall be irrelevant to the full or collateral assignment of, or grant of security interest in, any Schedule, provided however, no security interest in any Schedule may be created through the transfer, possession or control, as applicable of any counterpart of such Schedule other than the original thereof, which shall be identified as the document or record (as applicable) marked “Original” and all other counterparts shall be marked “Duplicate” (j) If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an Imposition or as insurance proceeds, Lessor shall not be required to pay such amount if any Default has occurred and not been cured or any Event of Default shall have occurred and not been waived by Lessor In addition, if Lessor is required by the terms hereof to cooperate with Lessee in connection with certain matters, such cooperation shall not be required if a Default or Event of Default has then occurred and is continuing, (k) To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor’s withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor’s withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might reasonably (A) result in an impairment of Lessor’s rights, title or interests hereunder or under any Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims or Impositions, or (ii) Lessee fails to provide promptly to Lessor any filings, certificates, or indemnities reasonably required by Lessor as a condition to such consent. (I) There is no restriction (either express or implied) on any disclosure or dissemination of the tax treatment or tax structure of the transactions contemplated by this Lease or any documents executed in connection herewith. Further, each party hereto acknowledges that it has no proprietary rights to any tax matter or tax idea or to any element of the transaction structure contemplated by this Lease; and each party hereto (and any employee, representative or agent of any party hereto) may disclose to any and all persons (without limitation of any kind), the Federal tax treatment and Federal tax structure of the transaction contemplated by this Lease. This Section 18(1) is intended to cause the transaction contemplated by this Lease to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code and Section 6111 of the Code and the Treasury Regulations promulgated thereunder; and shall be construed in a manner consistent with such purpose.
19. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Schedules have the following meanings: (1) “affiliate”: with respect to any given person, shall mean (i) each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five (5) percent or more of the voting stock, membership interest or similar equity interest having ordinary voting power in the election of directors or managers of such person, (ii) each person that controls, is controlled by, or is under common control with, such person, or (iii) each of such person’s officers, directors, members, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; (2) “applicable law” or “law”: any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (3) “AS IS, WHERE IS”: AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever; (4) “business day”: any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Lessor’s notice address; (5) “governmental authority”: any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (6) “person”: any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor; and (7) “UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code, (b) The following terms when used herein or in any of the Schedules shall be construed as follows: (1) “herein,” “hereof,” “hereunder,” etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (2) “including”: means including without limitation unless such term is followed by the words “and limited to,” or similar words; and (3) “or”: at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to an applicable law shall also mean such law as amended, superseded or replaced from time to time.
20. RIDER. Rider No. 1 attached hereto is incorporated in this Lease.
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     IN WITNESS WHEREOF, the parties hereto have caused this Master Operating Lease Agreement to be duly executed, under seal, as of the day and year first above set forth.

AIG COMMERCIAL EQUIPMENT FINANCE, INC.			C&J SPEC-RENT SERVICES, INC.
Lessor			Lessee

By:	/s/ William S. Anderson	[SEAL]	By:	/s/ Randy McMullen	[SEAL]

Name:	William S. Anderson		Name:	Randy McMullen
Title:	Investment Manager		Title:	VP Finance

	5700 Granite Park Drive			500 N. Shoreline
	Suite 850			Suite 350
	Plano, Texas 75025			Corpus Christi, Texas 78401
	Facsimile: (972) 987-3799			Facsimile: 361-653-9444

Form of Organization: Corporation
Jurisdiction of Organization: Indiana
Organizational No.: 2005071200306
Federal Employer Identification No. 87-0750712

C&J ENERGY SERVICES, INC.
Lessee

			By:	/s/ Randy McMullen	[SEAL]

			Name:	Randy McMullen
			Title:	VP Finance

500 N. Shoreline
Suite 350
Corpus Christi, Texas 78401
Facsimile: 361-653-9444

Form of Organization: Corporation
Jurisdiction of Organization: Texas
Organizational No.: 0800716424
Federal Employer Identification No. 20-5673219

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